EXHIBIT 11

                                   GATEWAY  BANCSHARES,  INC.
               CONSOLIDATED  STATEMENT  RE  COMPUTATION  OF  EARNINGS  PER SHARE
                                          (unaudited)


The  following  tabulation  presents  the  calculation of basic and diluted earnings per common share  for  the  three-  and  'six-month  periods  ended  June  30,  2001  and  2000.


                                                      Three Months Ended     Six Months Ended
                                                     --------------------  --------------------
                                                     June 30,   June 30,   June 30,   June 30,
                                                       2001       2000       2001       2000
                                                     ---------  ---------  ---------  ---------
Basic net income                                     $ 176,637  $ 224,014  $ 340,451  $ 385,701
                                                     =========  =========  =========  =========

Basic earnings on common shares                      $ 176,637  $ 224,014  $ 340,451  $ 385,701
                                                     =========  =========  =========  =========

Weighted average common shares outstanding, basic      679,048    679,048    679,048    679,048
                                                     =========  =========  =========  =========

Basic earnings per common share                      $    0.26  $    0.33  $    0.50  $    0.57
                                                     =========  =========  =========  =========

Basic net income per common share                    $    0.26  $    0.33  $    0.50  $    0.57
                                                     =========  =========  =========  =========

Diluted net income                                   $ 176,637  $ 224,014  $ 340,451  $ 385,701
                                                     =========  =========  =========  =========

Diluted earnings on common shares                    $ 176,637  $ 224,014  $ 340,451  $ 385,701
                                                     =========  =========  =========  =========

Weighted average common shares outstanding, diluted    681,842    680,466    682,006    680,595
                                                     =========  =========  =========  =========

Diluted earnings per common share                    $    0.26  $    0.33  $    0.50  $    0.57
                                                     =========  =========  =========  =========

Diluted net income per common share                  $    0.26  $    0.33  $    0.50  $    0.57
                                                     =========  =========  =========  =========
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                                      -17-
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